UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2017

ENDURANCE EXPLORATION GROUP, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

333-141817	03-0611187
(Commission File Number)	(IRS Employer Identification No.)

15500 Roosevelt Blvd, Suite 301

Clearwater, FL, 33760

(Address of principal executive offices and zip code)

(727) 289-0010

 (Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2017, Keith Holloway, resigned as Vice President of Shareholder Communications of Endurance Exploration Group, Inc. (the “Company”).

On December 5, 2017, Robert S. Darbee was appointed by the Board of Directors as Vice President of Shareholder Communications of the Company.

Mr. Darbee is the CEO of Omni Capital Corporation. He is the former President of The Bank of New York Trust Company, a principal subsidiary of The Bank of New York and its primary institutional investment arm, where he held a seat on the bank’s Investment Policy Committee for over 10 years.  He also served as Vice President and department head at various times for both private and institutional portfolio management at the parent, Bank of New York.  Previously, at Bankers Trust Company, he served as Senior Vice President and division head responsible for private investments.  He holds a BS (Chemical Engineering) from Lafayette College and an MBA(Finance) with Honors (Beta Gamma Sigma) from New York University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDURANCE EXPLORATION GROUP, INC.
Dated: December 5, 2017	By:	/s/ Micah Eldred
Name: Micah Eldred Title: President and Chief Executive Officer

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